Exhibit 5.1

333 West Wolf Point Plaza Chicago, IL 60654 United States +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200
October 1, 2026
Accelevation Holdings Corp.
9555 N. Springboro Pike, Suite 400
Miamisburg, Ohio 45342

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We are issuing this opinion in our capacity as special legal counsel for Accelevation Holdings
Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on
Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission
(the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of an aggregate of up to 40,000,000 shares (the “Shares”) of the
Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that may be issued by the Company under the Accelevation Holdings Corp. 2026 Omnibus Incentive Plan (the
“Omnibus Plan”), including shares of Class A Common Stock that may again become available for delivery with respect to awards under the Omnibus Plan pursuant to the share counting, share recycling and other terms and conditions of the Omnibus Plan.
In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company; (ii) minutes and records of the proceedings of the Company with respect to the Registration
Statement; (iii) the Omnibus Plan; and (iv) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of the officers and other representatives of the Company and others.
We have further assumed that at all future times relevant to this opinion the number of shares of
Class A Common Stock that the Company is authorized to issue pursuant to its Amended and Restated
Certificate of Incorporation will exceed the number of shares of Class A Common Stock outstanding and the number of shares of Class A Common Stock that the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes by at least the number of Shares.

Accelevation Holdings Corp. October 1, 2026 Page 2
Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Omnibus Plan and the Company’s Amended and Restated
Certificate of Incorporation and Amended and Restated Bylaws, the Shares will be validly issued, fully paid and non-assessable.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
Our advice on every legal issue addressed in this opinion is based exclusively on the General
Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof, and we expressly disclaim any obligation to update or supplement this opinion or advise you of any change in any matter after the date hereof.
This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP